                                                                   Exhibit 10(9)

                              K&M ASSOCIATES L.P.


                         AMENDED AND RESTATED AGREEMENT

                                       OF

                              LIMITED PARTNERSHIP

                               TABLE OF CONTENTS

1.  Definitions.............................................................   6

2.  Organization............................................................  12
            2.1  Formation..................................................  12
            2.2  Name.......................................................  12
            2.3  Certificate................................................  12

3.  Principal Place of Business.............................................  13

4.  Business................................................................  13

5.  Term....................................................................  13

6.  Partners, Capital Contributions and Status..............................  13

7.  Management Fee of General Partners......................................  13

8.  Allocations and Distributions...........................................  14
            8.1  Profits....................................................  14
            8.2  Losses.....................................................  14
            8.3  Other Allocation Rules.....................................  15
            8.4  Distributions..............................................  16
            8.5  Guaranteed Payments........................................  17
            8.6  Withholding................................................  18
            8.7  Other Distributions........................................  18

9.  Duties and Powers of and Restrictions Upon
      the General Partners..................................................  19
            9.1  Duties.....................................................  19
            9.2  Powers.....................................................  19
            9.3  Certain Limitations upon the Power of
                 the General Partners.......................................  19
            9.4  Admission of Partners......................................  20
            9.5  Other Activities of the General Partners...................  20

10. Duties, Powers, Restriction and Other Matters
      Relating to the Limited Partners and Special
      Limited Partners......................................................  20
            10.1  Repayment of Capital Contributions........................  20
            10.2  No Priorities of Limited Partners.........................  20
            10.3  Limited Liability of Limited Partners.....................  21
            10.4  Role of Limited Partners..................................  21
            10.5  Employment of Limited Partners............................  21
            10.6  Removal or Death of Limited Partner.......................  21
            10.7  Non-Compete; Confidentiality..............................  23
            10.8  Sale, Transfer and Assignment of
                    Interest by Limited Partners............................  25

            10.9  Power of Attorney and Authorization.......................  26
            10.10 Amendment to Certificate..................................  27
11.  Books of Account; Accounting and Reports...............................  27
            11.1  Book of Account...........................................  27
            11.2  Accounting and Reports....................................  28

12.  Management Expenses....................................................  29

13.  General Partner Withdrawal.............................................  29

14.  Termination............................................................  31
            14.1  Termination of the Partnership............................  31
            14.2  Winding up of the Partnership.............................  31
            14.3  Purchase by General Partners in
                    Liquidation.............................................  32
            14.4  Allocation of and Liability for
                    Negative Balances Upon Termination......................  32
            14.5  Final Payment.............................................  32

15.  Sale, Transfer and Assignment of Interest by
       General Partners.....................................................  33

16.  Exculpation, Indemnification and Contribution..........................  34
            16.1  Exculpation...............................................  34
            16.2  Indemnification...........................................  34
            16.3  Contribution..............................................  35

17.  Miscellaneous..........................................................  36
            17.1  Amendment.................................................  36
            17.2  Notices...................................................  36
            17.3  Section Headings..........................................  37
            17.4  Severability..............................................  37
            17.5  Right to Rely upon the Authority of
                    General Partners........................................  37
            17.6  Law of Rhode Island.......................................  37
            17.7  Counterpart Execution.....................................  37
            17.8  Parties in Interest.......................................  38
            17.9  Variation of Pronouns.....................................  38
            17.10 Litigation................................................  38

Schedule A
Schedule B
Schedule C
Schedule D

                        AMENDED AND RESTATED AGREEMENT

                                       OF

                              LIMITED PARTNERSHIP

                                       OF

                              K&M ASSOCIATES L.P.


          This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of K&M Associates L.P., a Rhode Island limited partnership (the "Partnership"), is made as of April 1, 1995 by and among AIMPAR, INC., a New York corporation ("AIM"), as sole general partner, and those persons listed on Schedule A hereto as limited partners.

          WHEREAS, the General Partner and the Limited Partners desire to amend and restate, as of immediately prior to the opening of business on April 1, 1995, the Limited Partnership Agreement of K&M Associates L.P., dated as of April 1, 1985 (as amended and restated by this Agreement, the "Partnership Agreement"), to provide for, among other matters: the withdrawal of certain Limited Partners pursuant to Transfer Agreements, the transfer of all or certain portions of the Interests of certain Limited Partners to Ocean State Jewelry, Inc. pursuant to a Transfer Agreement, the withdrawal of Wilbur A. Cowett Incorporated, a New York corporation ("Cowett"), as a General Partner and its re-admission as a Limited Partner, the creation of a new class of Limited Partners designated as Special Limited Partners, the admission of Arthur I. Maier Limited, a New York corporation, as a new Limited Partner and Special Limited Partner, the revised terms under which Profits and Losses are allocated and distributed, the revised compensation to be paid to the General Partner for its management of the Partnership's business and the restatement of Capital Accounts, Capital Contributions and Profits Interests of the Partners as of immediately prior to the opening of business on April 1, 1995; and

          WHEREAS, each of Bruce S. Maier, Nancy E. Maier, Richard C. Maier, Margaret F. Cowett, Anne F. Cowett and Frederick D. Cowett concurrently herewith are assigning their respective entire Interests as Limited Partners in the Partnership to Ocean State Jewelry, Inc. pursuant to a Purchase Agreement, are withdrawing as Limited Partners effective as of the close of business on March 31, 1995, and shall each be entitled to receive from Ocean State Jewelry, Inc., pursuant to a Purchase Agreement, the amount and form of consideration set forth opposite such withdrawing Partner's name on Schedule A thereto which includes, among other things, an amount equal to such Partner's Capital Account as of the date of such withdrawal, subject to the provisions of Section 8 hereof; and

          WHEREAS, Gerald I. Fleischman is withdrawing as a Limited Partner effective as of the close of business on March 31, 1995 and Ocean State Jewelry, Inc. shall succeed to his Interest in the Partnership; and

          WHEREAS, effective as of March 31, 1995, AIM irrevocably has allocatedassigned the aggregate nine and three-quarters percent (9 3/4%) share of Profits Interest defined as the "Float" in that Limited Partnership Agreement of the Partnership dated as of April 1, 1985, as amended through amendment No. 4, equally among Bruce, Nancy and Richard Maier, each of whom was a Limited Partner on March 31, 1995; and

          WHEREAS, in connection with this Agreement and the transactions contemplated hereby, Cowett has withdrawn as a General Partner and has been re-admitted immediately thereafter as a Limited Partner, each pursuant to a letter of consent by AIM effective as of immediately prior to the effectiveness of this Agreement; and

          WHEREAS, Susan Maier has assigned a portion of her Interest (excluding therefrom any distribution of Profits and Loses for the Fiscal Year ended March 31, 1995 attributable thereto as provided in Section 8 hereof) as a Limited Partner to Arthur I. Maier together with her share of any Profits and Losses for the Fiscal Year ended March 31, 1995 through the date of such assignment, to the extent attributable to such assigned Interest, and Arthur I. Maier in turn has transferred such assigned Interest, Profits and Losses to Arthur I. Maier Limited, a New York corporation, which is being admitted as a Limited Partner and a Special Limited Partner pursuant to this Agreement; and

          WHEREAS, each of Donald J. Fulford, Susan Maier, Patti Ann Ross and Edythe J. Wagner, Inc. is assigning to Ocean State Jewelry, Inc., pursuant to a Purchase Agreement dated as of March 31, 1995, a portion of such Partner's remaining Interest as a

Limited Partner and shall be entitled to receive from Ocean State Jewelry, Inc., pursuant such Purchase Agreement, the amount and form of consideration set forth opposite such withdrawing Partner's name on Schedule A thereto which includes, among other things, an amount equal to such Partner's Capital Account as of the date of such assignment, subject to the provisions of Section 8 hereof, to the extent attributable to their respective assigned Interests; and

          WHEREAS, each of the continuing Limited Partners set forth on Schedule A hereto (except for Ocean State Jewelry, Inc. and Cowett) is entering into an Option Agreement pursuant to and in accordance with the terms and subject to the conditions thereof such Partners have agreed to grant to Ocean State Jewelry, Inc. an option to buy, and Ocean State Jewelry, Inc. has granted to such Partners an option to sell to it, their respective entire remaining Interests as Limited Partners (and Interests as Special Limited Partners, if any); such Partners have agreed to withdraw as Limited Partners (and as Special Limited Partners, if applicable) as of their respective Closings, if any, under the Option Agreement (as defined therein); and each of such Partners shall be entitled to receive from Ocean State Jewelry, Inc., upon any such Closing and pursuant to the Option Agreement, the applicable consideration set forth therein for such Partner's Interest so sold; and

          WHEREAS, in connection with the restatement of Capital Accounts, Capital Contributions and Profits Interests of the

Partners pursuant hereto, the Partnership has distributed to certain Partners as of March 31, 1995 the amounts set forth opposite their respective names on Schedule C attached hereto, representing the aggregate amount of such Partners' Capital Accounts as of the Fiscal Year ended March 31, 1995 in excess of their respective Capital Accounts as restated herein; and

          WHEREAS, in connection with the restatement of Capital Accounts, Capital Contributions and Profits Interests of the Partners pursuant hereto, the Partnership shall distribute to the Partners existing immediately prior to the execution hereof their respective shares of any Profits and Losses for the Fiscal Year ended March 31, 1995 as soon as practicable, but in no event later than June 30, 1995; and

          WHEREAS, American Biltrite Inc., a Delaware corporation, is lending as of May 4, 1995 an aggregate of $7,300,000 to the Partnership in exchange for a note of the Partnership bearing interest thereon computed on the basis of a 360-day year of 30-day months at a rate of one percent (1%) over the base lending rate charged by The First National Bank of Boston (or such other commercial banking institution as may be designated by AIM) as of the last day of each month from May 4, 1995 until the date of payment and will be acquiring from Wilbur A. Cowett Incorporated a subordinated note in the principal amount of $700,000 as of the effective time of the merger of Wilbur A. Cowett Incorporated with Zirconia Acquisition Co., Inc.; and

          WHEREAS, Arthur I. Maier Limited and Bruce S. Maier concurrently herewith are entering into Non-Compete Agreements (unless otherwise noted, all of the foregoing capitalized terms having such meanings as defined below);

          NOW, THEREFORE, the General Partner and the Limited Partners hereby agree that the Partnership Agreement in its entirety is superseded, amended and restated as follows as of immediately prior to the opening of business on April 1, 1995:

          1.  Definitions.  When used herein, the following terms shall have the
              -----------
meanings set forth below:

              1.1 "Act" means the Rhode Island Uniform Limited Partnership Act, as amended.

              1.2 "Agreement" means this Agreement of Limited Partnership and all Schedules thereto, as it may be modified, amended or restated from time to time.

              1.3 "Capital Account" means, with respect to any Partner, the Capital Account (and not any portion of the Special Account, if any) maintained for such Partner in accordance with the following provisions:

              (a) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's allocable share of Profits and any additional items in the nature of income or gain which are specially allocated pursuant to Section 8 hereof.

              (b) To each Partner's Capital Account there shall be debited the amount of cash distributed to such Partner pursu-ant to any provision of this Agreement, such Partner's allocable share of Losses and any additional items in the nature of expenses or losses which are specially allocated pursuant to Section 8 hereof.

          (c) In the event all or a portion of an Interest in the Partnership is transferred in accordance with the terms and provisions of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent attributable to the transferred Interest.

          1.4 "Capital Contributions" means, with respect to any Partner, the sum of (i) the amount in his Capital Account as of immediately prior to the opening of business on April 1, 1995, as reflected on the books of the Partnership and as set forth on Schedule B hereto and (ii) the amount of any money subsequently contributed to the Partnership by such Partner. Capital Contributions to the Partnership made pursuant to clause (ii) of the immediately preceding sentence) shall be made only in cash.

          1.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

          1.6 "Fiscal Year" means the Partnership's fiscal year which ended, with respect to the Fiscal Year immediately prior to the execution of this Agreement, on March 31, 1995 and which shall end, with respect to each Fiscal Year hereafter, on December 31 of each year.

          1.7 "General Partner" means any Person who (i) is referred to as such in the first paragraph of this Agreement or has become a General Partner pursuant to the terms of this Agreement, and (ii) has not ceased to be a General Partner pursuant to the terms of this Agreement. "General Partners" means all such Persons.

          1.8 "Interest" means an ownership interest in the Partnership, including any and all benefits to which the holder of such an Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

          1.9 "Limited Partner" means any Person (i) whose name is set forth as a Limited Partner or a Special Limited Partner on Schedule A hereto or who has become a Limited Partner or a Special Limited Partner pursuant to the terms of this Agreement and (ii) who holds an Interest. "Limited Partners" means all such Persons.

          1.10 "Partners" means all General Partners and all Limited Partners (including Special Limited Partners), where no distinction is required by the context in which the term is used herein. "Partner" means any one of the Partners.

          1.11 "Partnership" means the partnership formed pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as herein provided.

                 1.12 "Partnership Employee" means any Person whose name is set forth as a Partnership Employee on Schedule A hereto.

                 1.13 "Person" means any individual, partnership, corporation, trust or other entity.

                 1.14 "Profits" and "Losses" of the Partnership means, for each taxable year of the Partnership, an amount equal to the Partnership's net taxable income or loss for such year as determined for federal income tax purposes in accordance with the accounting method and rules used by the Partnership and in accordance with Code Section 703(a) (for such purpose, all items of income, gain, loss, deduction or credit required to be separately stated pursuant to Code Section 703(a)(1) being included in taxable income or loss), subject to the following modifications:

             (a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss;

             (b) any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account, shall be subtracted from such taxable income or loss;

          (c) with respect to Partnership property which has a book value greater than or less than its adjusted tax basis, "Profits" and "Losses" of the Partnership shall be determined by reference to the depreciation and amortization deduction, if any, allowable with respect to such property as computed for book purposes (and not for tax purposes) as reflected on Schedule D attached hereto, by reference to such property's adjusted book value; and

          (d) any items of income, gain, loss, deduction and credit specially allocated to the Partners pursuant to Section 8.3 of this Agreement shall not be taken into account in computing Profits or Losses.

              1.15 "Profits Interest" means, with respect to a Partner, the percentage set forth on Schedule A hereto for such Partner under the column labelled Profits Interests.

              1.16 "Property" means all real and personal property acquired by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

              1.17 "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

              1.18 "Special Account" means, with respect to any Special Limited Partner, the memorandum account equal to the amount set forth under the heading labelled "Special Account" opposite such Partner's name on Schedule B hereto.

          (a) In the event all or a portion of a Special Limited Partnership Interest is transferred in accordance with a Transfer Agreement, the Special Limited Partnership Interest will terminate and the resulting Interest to which the transferee shall succeed shall be a Limited Partnership Interest. In the event all or a portion of a Special Limited Partnership Interest is terminated by operation of law, the transferee shall succeed to the Special Account of the transferor (including any accrued Special Returns) to the extent attributable to the transferred Interest.

          1.19 "Special Limited Partner" means any Person (i) who is designated a special limited partner on Schedule A hereto or who becomes a Special Limited Partner by operation of law and (ii) who holds an Interest. "Special Limited Partners" means all such Persons.

          1.20  "Special Return" means, a "guaranteed payment," as defined in
Section 707(c) of the Code, to each Special Limited Partner in an amount equal to the product of (a) such Partner's Special Account and (b) a percentage which is one percent (1%) over the base lending rate charged from time to time by The First National Bank of Boston or such other commercial banking institution as may be designated by AIM. The computation and allocation, with respect to the Special Accounts, of Special Returns shall be accrued daily and shall precede any computation or allocation of any Profits and Losses hereunder. Pursuant to
Section 8.5 hereof, Ocean State Jewelry, Inc. shall advance to the Partnership in cash all amounts required to pay all Special Returns, which advances shall bear no interest and be repayable upon the first to occur of (i) the consummation of the sales of all Partnership Interests subject to any Transfer Agreement and (ii) January 1, 1999.

          1.21 "Transfer Agreement" means any Purchase Agreement, Option Agreement or Merger Agreement consented to by AIM and pursuant to which all or a portion of the Interest of any Partner set forth on Schedule B is transferred to any other Person.

     2.  Organization.
         ------------

          2.1  Formation.  The Partnership was formed as a limited partnership
               ---------
on April 1, 1985. The predecessor general partnership, known as K&M Associates, was formed on June 30, 1983. The General and Limited Partners hereby agree to continue the Partnership as a limited partnership pursuant to the Act upon the terms and conditions set forth in this Agreement.

          2.2  Name.  The name of the Partnership is "K&M ASSOCIATES L.P."  The
               ----
business of the Partnership may be conducted under any name chosen by AIM, and AIM may change the name of the Partnership from time to time. In the event the name of the Partnership is changed, AIM will advise the Limited Partners of the new name of the Partnership.

          2.3  Certificate.  AIM shall, concurrently with the execution of the
               -----------
Agreement, cause to be filed any necessary amendment to the Certificate.

          3.  Principal Place of Business.  The Partnership may conduct its
              ---------------------------
business in any jurisdiction in which it is qualified. The principal office of the Partnership shall be located at 425 Dexter Street, in the City of Providence, State of Rhode Island or at such other location as AIM may determine. The Partnership may have such other offices as AIM from time to time may determine. The resident agent of the Partnership within the meaning of the Act shall be Grafton H. Willey, III, an individual residing in the State of Rhode Island, or such other individual residing in the State of Rhode Island as AIM may determine.

          4.  Business.  The character of the business of the Partnership shall
              --------
be the sale, distribution and servicing of costume jewelry, sunglasses and other related accessories and such other businesses and activities as AIM shall determine.

          5.  Term.  The term for which the Partnership shall exist shall
              ----
continue until December 31, 2005, unless terminated sooner because of the dissolution of the Partnership in accordance with the provisions of Section 14 hereof.

          6.  Partners, Capital Contributions and Status.  The names, addresses,
              ------------------------------------------
Capital Contributions, Profits Interests, Partner status and Partnership Employee status of the Partners and Partnership Employees are set forth on Schedules A and B hereto.

          7.  Management Fee of General Partners.  AIM (and any other General
              ----------------------------------
Partner, if any) shall receive as management fees (i.e., as "guaranteed payments" within the meaning of Code

Section 707(c) and not as distributions) during each Fiscal Year the following amounts: (a) to AIM the amount of $55,000 and (b) to any General Partner the cash value of reasonable compensation paid to any Person, including any employee of an affiliate of such General Partner, who is employed by such General Partner or affiliate thereof for the specific purpose and whose duties consist primarily of participation in the business of the Partnership. The foregoing management fees of the General Partners shall be paid on a pro-rated monthly basis one month in arrears.

          8.  Allocations and Distributions.
              -----------------------------

              8.1  Profits.  After the special allocations set forth in Section
                   -------
8.3 and clause (b) of the third sentence of Section 8.5 hereof have been given effect, Profits (and each item thereof) for each Fiscal Year shall be allocated among the Partners' Capital Accounts in the following order and priority:

                   8.1.1 First, to the Partners in proportion to and to the extent of the cumulative Losses allocated to them pursuant to Section 8.2 hereof less any amounts previously allocated to them pursuant to this Section 8.1.1; and

                   8.1.2 Thereafter, to the Partners in proportion to their respective Profits Interests.

              8.2  Losses.  After the special allocations set forth in Section
                   ------
8.3 and clause (b) of the third sentence of Section 8.5 hereof have been given effect, Losses (and each item thereof) for each Fiscal Year shall be allocated among the Partners' Capital Accounts in the following order and priority:

               8.2.1 First, to each Partner in proportion to its respective Profits Interest until such Partner's Capital Account equals zero; and

               8.2.2 Thereafter, to the General Partner or General Partners, as the case may be, in proportion to their respective Profits Interests.

          8.3  Other Allocation Rules.
               ----------------------

          (a) Except as otherwise provided in this Agreement, or as determined by AIM with respect to items reflected on Schedule M of the Partnership's Federal income tax return, all items of Partnership income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits or Losses, as the case may be, for the year.

          (b) The Partners are aware of the income tax consequences of the allocations made by this Section 8 and hereby agree to be bound by the provisions of this Section 8 in reporting their shares of Partnership income, gain, loss, deduction and credit for income tax purposes.

          (c) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by AIM, using any permissible method under the Code.

          (d) If any Partner unexpectedly receives an adjustment, allocation or distribution described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate any deficit in its Capital Account (in excess of any amounts that such Partner is obligated to restore to the Partnership) created by such adjustment, allocation or distribution as soon as practicable. This
Section 8.3(d) is intended to comply with the qualified income offset provision in Regulations section 1.704-1(b)(2)(ii)(d), and shall be interpreted consistently therewith.

          (e) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, depreciation, amortization, gain and loss, as determined for tax purposes, with respect to any Partnership Property whose book value differs from its adjusted basis for federal income tax purposes, shall, for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such Partnership Property to the Partnership for federal income tax purposes and its book value, in a manner determined by AIM.

          8.4  Distributions.  As soon as practicable after the end of each
               -------------
Fiscal Year, but in no event later than 90 days following such Fiscal Year, the Partnership shall distribute cash among the Partners in the following order and priority:

               8.4.1 First, to each Partner an amount in cash to be determined by AIM, in its sole discretion, but in any event to be not less than forty percent (40%) of each Partner's share of taxable income attributable to the Partnership for such

Fiscal Year; provided, however, that such distributions shall be in proportion to the Partners' respective Profits Interests; and

               8.4.2 Thereafter, to the Partners in proportion to their respective Profits Interests in an amount to be determined by AIM, if any.

          Distributions for any Fiscal Year made pursuant to this Section 8.4 will be paid with interest thereon from December 31 of such Fiscal Year to the date of payment computed on the basis of a 360-day year of 30-day months at a rate of one percent (1%) over the base lending rate charged by The First National Bank of Boston as of the last day of each month from December 31 of such Fiscal Year until the date of payment.

          8.5  Guaranteed Payments.  As soon as practicable after the end of
               -------------------
each Fiscal Year, but in no event later than 90 days following such Fiscal Year, cash shall be paid to the Special Limited Partners in an amount equal to their respective Special Returns accrued in such Fiscal Year. Amounts paid pursuant to this Section 8.5 are intended to constitute "guaranteed payments" within the meaning of Section 707(c) of the Code and shall not be treated as distributions for the purposes of computing the respective Capital Accounts of the Special Limited Partners. Ocean State Jewelry, Inc. (a) shall advance to the Partnership in cash all amounts required to pay all Special Returns in accordance with this Section 8.5 to the Special Limited Partners and (b) notwithstanding Section 8.2 hereof, shall be specially allocated any item of loss or deduction attributable to the payment of a Special Return that is funded pursuant to an advance by Ocean State Jewelry, Inc. or an affiliate thereof in accordance with the foregoing. All advances by Ocean State Jewelry, Inc. made in accordance with the foregoing shall bear no interest and be repayable upon the first to occur of (i) the consummation of the sales of all Partnership Interests subject to any Transfer Agreement and (ii) January 1, 1999.

          8.6  Withholding.  The Partnership may withhold taxes from any
               -----------
allocation or distribution to any Partner to the extent required by the Code or any other applicable law. For purposes of this Agreement, any taxes so withheld by the Partnership shall be deemed to be a distribution or payment to such Partner, to reduce the amount otherwise distributable or allocable to such Partner pursuant to this Agreement and to reduce the Capital Account of such Partner.

          8.7  Other Distributions.  Notwithstanding anything in this Section 8
               -------------------
to the contrary, the Partnership shall distribute to the Partners existing immediately prior to the execution hereof their respective shares of any Profits and Losses for the Fiscal Year ended March 31, 1995 as soon as practicable, but in no event later than June 30, 1995, together with interest thereon from April 1, 1995 to the date of payment computed on the basis of a 360-day year of 30-day months at a rate of one percent (1%) over the base lending rate charged by The First National Bank of Boston as of the last day of each month, from April 1, 1995 until the date of payment.

          In no event shall the Partnership distribute Property other than cash to any Partner.

      9.  Duties and Powers of and Restrictions Upon the General Partners.
          ---------------------------------------------------------------

          9.1  Duties.  AIM shall manage and control the Partnership, its
               ------
business and affairs, to the best of its ability and shall use all reasonable efforts to carry out the business of the Partnership as set forth in Section 4 hereof.

          9.2  Powers.  The management and control of the Partnership and its
               ------
business and affairs shall rest exclusively with AIM. AIM shall have all the rights and powers which may be possessed by a general partner under the Act, and such rights and powers as are otherwise conferred by law or are necessary, advisable or convenient to the discharge of its duties under the Agreement and to the management of the business and affairs of the Partnership.

          9.3  Certain Limitations upon the Power of the General Partners.  AIM
               ----------------------------------------------------------
(and all other General Partners, if any), without the amendment of the Agreement, shall not:

                 (a)  Do any act in contravention of this Agreement;

                 (b) Do any act which would make it impossible to carry on the ordinary business of the Partnership; or

          (c) Possess Partnership Property or assign their rights in specific Partnership Property for other than a Partnership purpose.

          9.4  Admission of Partners.  At any time, and at its sole discretion,
               ---------------------
AIM shall have the power to admit any Person to the Partnership as a Limited Partner or a General Partner.

          9.5  Other Activities of the General Partners.  Notwithstanding any
               ----------------------------------------
provision of this Agreement to the contrary, each General Partner, and any affiliate of such General Partner (with its consent), may be engaged in such other activities and be employed by, consultant to, or receive compensation from any person or entity other than the Partnership to the extent permitted by applicable law.

     10.  Duties, Powers, Restriction and Other Matters Relating to the
          -------------------------------------------------------------
Limited Partners and Special Limited Partners.
---------------------------------------------

          10.1  Repayment of Capital Contributions.  No Limited Partner shall
                ----------------------------------
voluntarily withdraw from the Partnership or withdraw any amount in such Partner's Capital Account without the consent of AIM. Notwithstanding the foregoing, after March 31, 1995, any Limited Partner who is a party to a Transfer Agreement may withdraw from the Partnership. Upon any such withdrawal, the terms and provisions of the second and third paragraphs of Section 10.6 hereof shall apply to such withdrawal as if fully set forth in this Section 10.1.

          10.2  No Priorities of Limited Partners.  No Limited Partner shall
                ---------------------------------
have the right to demand or receive Property other than cash in respect of amounts in such Partner's Capital Account. No Limited Partner shall have priority over any other Limited Partner as to Profits, Losses or distributions.

Notwithstanding the foregoing, the Special Limited Partners are entitled to "guaranteed payments" made pursuant to Section 8.5 hereof.

          10.3  Limited Liability of Limited Partners.  A Limited Partner shall
                -------------------------------------
not be bound by, or personally liable for, the expenses, liabilities or obligations of the Partnership.

          10.4  Role of Limited Partners.  No Limited Partner, as such, shall
                ------------------------
take any part in or interfere with the management, conduct or control of the business or affairs of the Partnership or have any right or authority to act for or by the Partnership.

          10.5  Employment of Limited Partners.  Notwithstanding any other
                ------------------------------
provision of this Agreement, any Limited Partner may be employed by the Partnership, a General Partner or any affiliate of a General Partner and may receive salary from the Partnership, a General Partner or any affiliate of a General Partner.

          10.6  Removal or Death of Limited Partner.  On December 31, 1995, or
                -----------------------------------
on the last day of any Fiscal Year thereafter, AIM, in its sole discretion, may, on no less than sixty (60) days advance notice, cause the Partnership to effectuate the withdrawal of any Limited Partner from the Partnership. In addition, after March 31, 1995, AIM, in its sole discretion, may cause the Partnership to effectuate the withdrawal from the Partnership of any Limited Partner who is a party to a Transfer Agreement upon the occurrence at any time thereafter of any "Ac-celeration Event" with respect to such Partner, if any (as may be defined in such Partner's Transfer Agreement), as of the end of the Fiscal Year elected as the basis for the calculation of the Exercise Price (as defined therein) in accordance with the terms and provisions of such Partner's Transfer Agreement.

          Upon any of such withdrawals described in the immediately preceding paragraph, (a) the transferee shall pay to such withdrawing Partner the amount and form of consideration as provided in such Transfer Agreement in accordance with the terms and provisions thereof and (b) the Partnership shall distribute to such withdrawing Partner an amount equal to the sum of (i) such Partner's share of any Profits and Losses and Special Returns, if any, in each case for the Fiscal Year in which such withdrawal is deemed to have occurred. The payments described in clauses (a) and (b) of the first sentence of this paragraph shall be made in accordance with the terms and provisions of such Transfer Agreement, but in no event later than 90 days following the Fiscal Year in which notice of such withdrawal is given in accordance with this Section 10.6 or notice of exercise is given in accordance with such Partner's Transfer Agreement, as the case may be, and such payments shall constitute a complete return to such withdrawing Partner of its Interests in the Partnership and a complete distribution of its shares in all Partnership Property. Any Transfer Agreement, as in effect from time to time, may vary the obligations of the Partnership or any transferee hereunder with respect to any Limited Partner who is a party thereto.

          Notwithstanding the foregoing, (i) the Partnership shall not be obligated under this Section 10.6 to make any payments of cash representing any amounts previously distributed by the Partnership to the withdrawing Partner pursuant to any other provision of this Agreement and (ii) if the Partnership's Property is re-valued on the Partnership's books at an amount in excess of the aggregate value of the Capital Accounts as set forth on Schedule B hereto, such excess shall be excluded from the calculation of Capital Accounts for all purposes of this Section 10.6 and any Transfer Agreement.

          10.7  Non-Compete; Confidentiality.  Except to the extent permitted by
                ----------------------------
the written consent of AIM (which consent may be given in AIM's sole discretion to the extent permitted by law), each Limited Partner, and any affiliate thereof, agrees that he or it will not, directly or indirectly, during the period he is a Partner and for one year thereafter, (a) in any state in which the Partnership is then conducting business activities, directly or indirectly,
(i) engage, for his or its own account, in any business competitive with (A) the business of the Partnership (other than any business which is owned or controlled by American Biltrite Inc. or any subsidiary thereof) as such business has been conducted by the Partnership at the time such Limited Partner withdraws as a Limited Partner (or during the one year period prior thereto) and so long as the Partnership contin-ues to conduct such business during the one year period following the withdrawal of such Limited Partner from the Partnership or (B) the costume jewelry, sunglasses and other related accessories businesses (other than any business which is owned or controlled by American Biltrite Inc. or any subsidiary thereof); (ii) enter the employ of, or render any services to, any person engaged in such competitive business; or (iii) become interested in any such capacity, including, without limitation, as a partner, shareholder, officer, director, principal, agent, trustee or consultant or (b) in any state in which American Biltrite Inc. or any subsidiary thereof is then conducting business activities, directly or indirectly, (i) engage for his or its own account in any business competitive with the costume jewelry, sunglasses and other related accessories businesses of American Biltrite Inc. or any subsidiary thereof (other than any business which is owned or controlled by the Partnership); (ii) enter the employ of, or render any services to, any person engaged in such competitive business; or (iii) become interested in any such capacity, including, without limitation, as a partner, shareholder, officer, director, principal, agent, trustee or consultant; provided in each case, however, a Limited Partner or affiliate thereof may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if the Limited Partner or affiliate is not a controlling person of, or a member of a group which controls, such Person and does not, directly or indirectly, own five percent (5%) or more of any class of securities of such Person.

          Each Limited Partner and affiliate thereof further agrees that during the term of this Agreement, he or it will not, directly or indirectly, make use of, or divulge to any person, firm, corporation, entity or business organization, and he or it shall use his or all reasonable efforts to prevent the publication or disclosure of, any confidential or proprietary information concerning the business, accounts or finances of, or any of the methods of doing business used by the Partnership or of the dealings, transactions or affairs of the Partnership or any of its customers which have or which may have come to his or its knowledge as a Limited Partner or affiliate thereof.

          10.8  Sale, Transfer and Assignment of Interest by Limited Partners.
                -------------------------------------------------------------
A Limited Partner (including any Special Limited Partner) may not sell, assign, encumber or otherwise transfer his, her or its Interest in the Partnership or in this Agreement, except by operation of law; provided, however, that a Limited Partner (including any Special Limited Partner) shall be permitted to sell, assign, encumber or otherwise transfer his, her or its Interest in the Partnership with the prior approval of AIM upon such terms and conditions as AIM in its sole and absolute discretion shall deem appropriate. Upon any such transfer, AIM is hereby authorized and directed, in the name and on behalf of each of the Partners, to take any and all actions and sign, execute, certify, acknowledge, file and record any and all agree-ments, instruments or documents as may be necessary or advisable to reflect the transfer of the Interest of a Limited Partner (including any Special Limited Partner) in the Partnership pursuant to the provisions of this Section 10.8, including, without limitation and notwithstanding any other provision of this Agreement, any amendment of this Agreement.

          10.9  Power of Attorney and Authorization.  Each Limited Partner
                -----------------------------------
(including each Special Limited Partner) hereby makes, constitutes and appoints AIM with full power of substitution and resubstitution, his true and lawful attorney for him and in his name, place and stead and for his use and benefit, to sign, execute, certify, acknowledge, file and record the Certificate, to sign, execute, certify, acknowledge, file and record all instruments amending or cancelling the Certificate, as the same may hereafter be amended, that may be appropriate, and to sign, execute, certify, acknowledge, file and record such other agreements, instruments or documents as may be necessary or advisable (a) to reflect the exercise by any General Partner of any of the powers granted to it under the Agreement, including the power to amend the Agreement and the Certificate without the consent of any of the Limited Partners as provided in
Section 10.10 hereof; (b) to reflect the admission to the Partnership of any additional Limited Partner (including any Special Limited Partner) or General Partner or the withdrawal of any Limited Partner (including any Special Limited Partner) or General Partner, in the manner prescribed in the Agreement; and (c) to comply with the laws of the State of Rhode Island or any other jurisdiction. Each Limited Partner (including each Special Limited Partner) authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as such Limited Partner might or could do if personally present, and hereby ratifying and confirming all such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

          The power of attorney granted pursuant to this Section 10.9: (a) is a special power of attorney coupled with an interest and is irrevocable; and (b) may be executed by such attorney-in-fact by listing all of the Limited Partners (including any Special Limited Partner) executing any agreement, certificate, instrument or document with the single signature of any such attorney-in-fact acting as attorney-in-fact for all of them.

          10.10  Amendment to Certificate.  In the case of any amendment to add
                 ------------------------
a Limited Partner (including any Special Limited Partner) or a General Partner, the writing to amend the Certificate may be signed by AIM and shall also be signed by the person to be added.

     11.  Books of Account; Accounting and Reports.
               ----------------------------------------

          11.1  Book of Account.  The Partnership's books and records and this
                ---------------
Agreement shall be maintained at the princi-pal office of the Partnership, and each General and Limited Partner shall have access thereto at all reasonable times. The Partnership shall maintain books and records on the accrual basis, showing all costs, expenditures, receipts, assets, liabilities, profits and losses and all other records necessary, convenient or incidental to recording the Partnership's business and affairs and sufficient to record the allocation of Profits, Losses, and distributions as provided for herein; provided, however, that the books and records of the Partnership may be otherwise maintained where AIM determines in its sole discretion that an exception is necessary in fairness to the Partners.

          11.2  Accounting and Reports.  AIM, in its sole discretion, shall
                ----------------------
select the independent public accountants for the Partnership. As soon as practicable after the end of each Fiscal Year, each General and Limited Partner shall be furnished with a copy of the balance sheet of the Partnership as of the last day of such Fiscal Year and a statement of income or loss of the Partnership for such Fiscal Year, certified by the independent public accountants for the Partnership selected by AIM. The Partnership's accountant shall also prepare and deliver a statement showing the amounts allocated against the Capital Accounts and Special Accounts, if any, of such General or Limited Partner pursuant to this Agreement during or in respect of such Fiscal Year, the Partner's share of Profits and Losses and the Partner's Special Return, if any, for such Fiscal Year, and any items of income, gain, deduction, credit or loss allocated to it or him for purposes of the Code, pursuant to this Agreement.

     12.  Management Expenses.  The Partnership shall provide for and bear
          -------------------
the expense for the following "management expenses": usual and necessary office and clerical salaries benefits and services, rent, utility and other overhead charges; expenses for travel and entertainment incurred in connection with the business of the Partnership; insurance premiums and fees; telephone, facsimile and similar services relating to the business of the Partnership and other routine expenses incurred in connection with its affairs; the accounting fees, costs and expenses of the Partnership, including, without limitation, the fees and expenses of the annual audit of the Partnership, the preparation of the annual and interim financial statements of the Partnership described in Section
11.2 hereof and the Federal and state tax returns of the Partnership the legal fees, costs, and expenses of counsel for the Partnership in any litigation, and the amount of any judgments or settlements paid in connection with such litigation; all other legal fees, costs and expenses incident to the Partnership and its management and business; fees incurred by the Partnership for special advisory or consulting services; and all extraordinary fees, costs and expenses.

     13.  General Partner Withdrawal.  So long as there is  at least one
          --------------------------
General Partner remaining thereafter, a General Partner may voluntarily withdraw from the Partnership or withdraw any portion of its Capital Account at any time upon no less than fifteen (15) days advance written notice to all other Partners. In the event of any withdrawal of a General Partner or any portion of its Capital Account from the Partnership, the Partnership shall distribute to such Partner an amount equal to the sum of (a) such Partner's Capital Account as of the end of the Fiscal Year in which such withdrawal occurs prior to the allocation thereto of any Profits and Losses for such Fiscal Year and (ii) the product of such Partner's share of any Profits and Losses for such Fiscal Year and a fraction, the numerator of which is equal to the number of days in such Fiscal Year prior to the effective date of such withdrawal and the denominator of which is 365, in each case to the extent attributable to the withdrawn portion of its Capital Account, as soon as practicable thereafter, but in no event later than 90 days following the Fiscal Year in which such withdrawal occurs. If a General Partner ceases to be a General Partner, its liability as a General Partner shall cease as provided in the Act, except to the extent of any negative balance in its Capital Account. The amount of any such negative balance shall be paid promptly to the Partnership. After the withdrawal of a General Partner, the Partnership shall promptly take all steps reasonably necessary under the Act to cause such cessation of liability. Notwithstanding the foregoing, a General Partner may not voluntarily withdraw any portion of its Capital Account unless, after such withdrawal, the Interest of any General Partner is at least 1% of each item of Partnership income, gain, loss, deduction or credit.

     14.  Termination.
          -----------

          14.1  Termination of the Partnership.  The termination of the
                ------------------------------
Partnership pursuant to Section 5 or the election in writing to terminate the Partnership at any time by all the General Partners shall terminate the Partnership. The dissolution, bankruptcy, insolvency, withdrawal or termination and winding up of the affairs of the last remaining General Partner shall terminate the Partnership. The dissolution, bankruptcy, insolvency, withdrawal or termination and winding up of the affairs of a General Partner (other than the last remaining General Partner) or the death, bankruptcy, incapacity or withdrawal of a Limited Partner shall not cause the termination of the Partnership and thereafter the Partnership shall be continued by the remaining General Partner or General Partners.

          14.2  Winding up of the Partnership.  Upon a termination of the
                -----------------------------
Partnership, AIM shall appoint one or more persons or entities, including a General Partner, to take full account of the Partnership's assets and liabilities, and all assets of the Partnership shall be liquidated. This liquidation shall be carried out as promptly as is consistent with obtaining the fair market value of the Partnership's assets. Thereupon, the proceeds of such liquidation to the extent sufficient therefor, shall be applied and distributed as follows:

                14.2.1 To the payment and discharge of all the Partnership's debts and liabilities to persons other than

General Partners, including the establishment of any necessary reserves;

          14.2.2 To the payment and discharge of all of the Partnership debts and liabilities to General Partners (other than in respect of their Interests); and
          14.2.3 The balance, if any, to the Partners in accordance with the positive balance in their respective Capital Accounts.

    14.3  Purchase by General Partners in Liquidation.  A General Partner
          -------------------------------------------
may purchase any assets of the Partnership which are sold in connection with the liquidation of the Partnership.

    14.4  Allocation of and Liability for Negative Balances Upon
          ------------------------------------------------------
Termination.  In the event the Partnership is terminated, if any General
-----------
Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such termination occurs), such General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero. No Limited Partner shall have any obligation to make any contribution to the capital of the Partnership, except that each Limited Partner shall be liable to the Partnership to the extent of his Capital Account.

    14.5  Final Payment.  The distribution of funds to the General and
          -------------
Limited Partners in accordance with this Section

14 shall constitute a complete return to the General and Limited Partners of their respective Interests in the Partnership and a complete distribution of their respective shares in all Partnership Property. The contribution to the Partnership of any deficiency in accordance with Section 14.4 hereof by a General Partner shall constitute a complete satisfaction of any liability to the Partnership under Section 14.4 hereof.

     15.  Sale, Transfer and Assignment of Interest by General Partners.  A
          -------------------------------------------------------------
General Partner may not sell, assign, or transfer its interest in the Partnership or in this Agreement without the prior written consent of all the other General Partners, provided, however, that any General Partner may sell, assign or transfer its Interest or any portion thereof to any other General Partner without such consent. Upon any such transfer, (x) the Partnership shall distribute to such Partner an amount equal to the product of such Partner's share of any Profits and Losses for the Fiscal Year in which such transfer occurs, to the extent attributable to such transferred Interest, and a fraction, the numerator of which is equal to the number of days in such Fiscal Year prior to the effective date of such transfer and the denominator of which is 365, as soon as practicable thereafter, but in no event later than 90 days following the Fiscal Year in which such transfer occurs, and (y) AIM is hereby authorized and directed, in the name and on behalf of each of the Partners, to take any and all actions and sign, execute, certify, acknowledge, file and record any and all agreements, instruments or documents as may be necessary or advisable to reflect the transfer of the Interest of such General Partner in the Partnership pursuant to the provisions of this Section 15, including, without limitation and notwithstanding any other provision of this Agreement, any amendment of this Agreement.

     16.  Exculpation, Indemnification and Contribution.
          ---------------------------------------------

          16.1  Exculpation.  The doing of any act or the failure to do any act
                -----------
by a General Partner or by officers, directors, employees or agents of the Partnership or a General Partner, the effect of which may cause or result in loss or damage to the Partnership, if done pursuant to advice of legal counsel employed by the General Partner on behalf of the Partnership, or if done in good faith to promote the best interests of the Partnership, shall not subject any such person to any liability to the Partnership or the General Partners; provided, however, that no such Person shall be exculpated from any grossly negligent act or failure to do any act.

          16.2  Indemnification.  To the fullest extent permitted by law, the
                ---------------
Partnership hereby agrees to indemnify the General Partners, the Limited Partners and any Person who was a general or limited partner of the Partnership prior to April 1, 1995, to save and hold each harmless, from and in respect of all (i) fees, costs, and expenses incurred in connection with or resulting from any claim, action, or demand against a General or Limited Partner or the Partnership (including any claim, action or demand arising under common law or statute), including attor-neys' fees which arise out of or in any way relate to the Partnership, its Properties, business or affairs, or, in the case of the Limited Partners, which arise solely out of their Interests in the Partnership as Limited Partners, to the extent of the value of their respective Interests in the Partnership, and
(ii) all such claims, actions and demands and any losses or damages resulting therefrom (including all claims, actions and demands arising under common law or statutes), including amounts paid in settlement or compromise of any such claim, action or demand; provided that this indemnity shall not extend to (x) conduct by a General Partner adjudged to be a breach of its duty to the Partnership or
(y) any loss or liability which arises out of an act or omission of a Limited Partner.

          16.3  Contribution.  In order to provide for just and equitable
                ------------
contribution in circumstances in which the indemnification provided for in
Section 16.2 hereof shall be unavailable, the General Partners shall contribute to the aggregate losses, claims, damages, expenses and liabilities to which a General Partner may be subject by reason of his activities as a General Partner as contemplated by this Agreement in proportion to their respective Profits Interests; provided, however, that no General Partner guilty of gross negligence or breach of its duty to the Partnership shall be entitled to contribution from any General Partner that was not guilty of such gross negligence or breach.

     17.  Miscellaneous.
          -------------

          17.1  Amendment.  This Agreement may only be amended by the written
                ---------
consent of the Partners representing in the aggregate not less than eighty-five percent (85%) of the Profits Interests in the Partnership and in addition, with respect to any amendment that would adversely affect the rights of the Special Limited Partners hereunder, by the written consent of all the Special Limited Partners.

          17.2  Notices.  Any notice, payment, demand or other communication
                -------
required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes (i) if delivered personally to the party or to an officer of the party to whom the same is directed or (ii) whether or not the same is actually received, if sent by registered or certified mail, return receipt requested, postage and charges prepaid, addressed as follows: if to the Partnership, P.O. Box 9567, Providence, Rhode Island 02940-9567, Attention: Mr. Joseph Bingle; with a copy to American Biltrite Inc., 57 River Street, Wellesley Hills, Massachusetts 02181, Attention: President; if to a General or Limited Partner, at such Partner's address as set forth in Schedule A hereto, or to such other address as such Partner may from time to time specify by written notice. Notice shall be deemed to be given as of the date delivered if delivered personally, or as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent aforesaid.

          17.3  Section Headings.  Section and other headings contained in the
                ----------------
Agreement are for reference purpose only and are in no way intended to describe, interpret, or define and limit the scope, extent or intent of the Agreement or any provisions hereof.

          17.4  Severability.  Each provision to this Agreement is intended to
                ------------
be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not effect the validity of the remainder of this Agreement.

          17.5  Right to Rely upon the Authority of General Partners.  No person
                ----------------------------------------------------
dealing with a General Partner shall be required to determine its authority to determine any fact or circumstance bearing upon the existence of its authority.

          17.6  Law of Rhode Island.  Rhode Island law shall govern the validity
                -------------------
of this Agreement, the construction of its terms and the interpretations of the rights and duties of the parties.

          17.7  Counterpart Execution.  This Agreement may be executed in any
                ---------------------
number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.

          17.8  Parties in Interest.  Each and every covenant, term, provision
                -------------------
and agreement herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

          17.9  Variation of Pronouns.  All pronouns and variations thereof
                ---------------------
shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

          17.10  Litigation.  AIM shall prosecute and defend such actions at law
                 ----------
or in equity as it may deem necessary, in its sole discretion, to enforce or protect the interest of the Partnership. The Partnership and AIM shall respond to any final decree, judgment or decision of any court, board or authority having jurisdiction in the premises. AIM shall satisfy any such judgment, decree or decision first out of any insurance proceeds available therefor, next out of the assets of the Partnership, and finally out of the assets of the General Partners. AIM shall notify the other General Partners, if any, and the Limited Partners of any such actions, decrees, judgments or decisions.
                                  *    *    *

   IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                               GENERAL PARTNER:

                                     AIMPAR, INC.


                                     By:/s/ Richard G. Marcus
                                        ------------------------------
                                        Name: Richard G. Marcus
                                        Title: Authorized Signatory


                               LIMITED PARTNERS:


                                     Arthur I. Maier Limited



                                     By:/s/ Arthur I. Maier
                                        ------------------------------
                                        Name:  Arthur I. Maier
                                        Title:   President



                                     ARTWIL Associates



                                     By:/s/ Arthur I. Maier
                                        ------------------------------
                                        Name:  Arthur I. Maier
                                        Title: Partner



                                     /s/ John A. Caito
                                     ---------------------------------
                                     John A. Caito



                                     /s/ Donald J. Fulford
                                     ---------------------------------
                                     Donald J. Fulford



                                     /s/ Susan Maier
                                     ---------------------------------
                                     Susan Maier

                                     Ocean State Jewelry, Inc.



                                     By:/s/ Richard G. Marcus
                                        ------------------------------
                                        Name: Richard G. Marcus
                                        Title: President



                                     /s/ Patti Ann Ross
                                     ---------------------------------
                                     Patti Ann Ross



                                     Edythe J. Wagner, Inc.



                                     By:/s/ Edythe J. Wagner
                                        ------------------------------
                                        Name:  Edythe J. Wagner
                                        Title: President



                                     WILBUR A. COWETT INCORPORATED



                                     By:/s/ Wilbur A. Cowett
                                        ------------------------------
                                        Name: Wilbur A. Cowett
                                        Title: President



                               WITHDRAWING LIMITED PARTNERS:



                                     /s/ Bruce S. Maier
                                     ---------------------------------
                                     Bruce S. Maier



                                     /s/ Nancy E. Maier
                                     ---------------------------------
                                     Nancy E. Maier

                                     /s/ Richard C. Maier
                                     ----------------------------------
                                     Richard C. Maier


                                     /s/ Margaret F. Cowett
                                     ----------------------------------
                                     Margaret F. Cowett



                                     /s/ Wilbur A. Cowett
                                     ----------------------------------
                                     Anne F. Cowett,
                                     by Wilbur A. Cowett
                                     as attorney-in-fact



                                     /s/ Wilbur A. Cowett
                                     ----------------------------------
                                     Frederick D. Cowett,
                                     by Wilbur A. Cowett
                                     as attorney-in-fact

                                       41